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                                                                  EXHIBIT 23.1
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                     CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in this registration statement of Interlink Computer Sciences, Inc. and Subsidiaries on Form S-8 of our report dated July 22, 1996, except for Note 13 for which the date is July 26, 1996, on our audits of the financial statements and the financial statement schedule of Interlink Computer Sciences, Inc. and Subsidiaries as of June 30, 1996 and 1995, and for the years ended June 30, 1994, 1995, and 1996, which report is included in the registration statement on Form S-1 (File No. 333-05423) of Interlink Computer Sciences, Inc. and Subsidiaries filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.


                                  /s/ COOPERS & LYBRAND L.L.P.


San Jose, California
October 15, 1996